Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Third Quarter 2024 Financial Results

Third Quarter Highlights:

•Achieved revenue of $95.8 million in the third quarter of 2024 versus $87.9 million in the third quarter of 2023, an increase of 9% on a GAAP basis and 10% on a non-GAAP constant currency basis
•Net loss was ($2.3) million or ($0.05) per fully diluted share and non-GAAP net income was $5.0 million or $0.12 per fully diluted share in the third quarter of 2024
•Adjusted EBITDA increased 28% to $17.7 million in the third quarter of 2024 compared to $13.9 million in the third quarter of 2023
•Submitted first module of the pre-market approval application (PMA) for AMDS Hybrid Prosthesis with the U.S. Food and Drug Administration
•Enrollment completed in NEXUS TRIOMPHE clinical trial
•Received regulatory approval from the National Medical Products Administration (NMPA) to commercialize BioGlue Surgical Adhesive in China. Commercialization expected in the second half of 2025.

ATLANTA, GA – (November 7, 2024) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the third quarter ended September 30, 2024.

“We continued our strong financial performance through the third quarter as our team delivered revenue growth consistent with our expectations while executing on several initiatives designed to drive long-term profitable growth with our expanding, clinically differentiated product portfolio. Revenue growth in the third quarter was driven by year-over-year growth in On-X of 15%, BioGlue of 14% and stent grafts of 12%, all compared to the third quarter of 2023. On a constant currency basis, year-over-year On-X, BioGlue, and stent grafts grew 15%, 14% and 13%, respectively. We also saw continued revenue strength across Asia Pacific and Latin America which grew 23% and 21%, respectively, and on a constant currency basis, 23% and 32%, compared to last year,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin concluded, “We also achieved important milestones in our R&D pipeline this quarter. First, BioGlue was approved in China. Second, we submitted our first module of the PMA application for AMDS with the FDA keeping us on track for an anticipated approval in Q4 2025. Third, our partner Endospan completed enrollment in its U.S. IDE trial TRIOMPHE, putting it on track for PMA approval in the second half of 2026. Fourth, excellent clinical data on 161 patients from our Evita Open Neo trial was presented as a late breaker at EACTS. That trial was larger than our upcoming Arcevo IDE trial, which gives us confidence the upcoming trial will be successful.”

Third Quarter 2024 Financial Results
Total revenues for the third quarter of 2024 were $95.8 million, an increase of 9% on a GAAP basis and 10% on a non-GAAP constant currency basis, both compared to the third quarter of 2023.

Net loss for the third quarter of 2024 was ($2.3) million, or ($0.05) per fully diluted common share, compared to net loss of ($9.8) million, or ($0.24) per fully diluted common share for the third quarter of 2023. Non-GAAP net income for the third quarter of 2024 was $5.0 million, or $0.12 per fully diluted common share, compared to non-GAAP net income of $749,000, or $0.02 per fully diluted common share for the third quarter of 2023. Non-GAAP net income for the third quarter of 2024 includes pretax gains related to foreign currency revaluation of $2.4 million.

2024 Financial Outlook
Artivion is narrowing its revenue guidance and continues to expect constant currency revenue growth of between 10% to 12% for the full year 2024 compared to 2023 and now expects a range of $389 to $396 million for 2024 compared to the previously articulated range of $388 to $396 million. At current rates, the Company expects negligible year-over-year currency impact on the full year 2024 revenues.

Additionally, Artivion continues to expect adjusted EBITDA growth of between 28% and 34% for the full year 2024 compared to 2023 resulting in an expected range of $69 to $72 million for 2024.

The Company's financial performance for 2024 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, non-GAAP adjusted EBITDA, non-GAAP general, administrative, and marketing, and free cash flows results exclude (as applicable) depreciation and amortization expense, interest income and expense, stock-based compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, corporate rebranding expense, business development, integration, and severance income or expense, loss on extinguishment of debt, and non-cash interest expense. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

Webcast and Conference Call Information
The company will hold a teleconference call and live webcast on November 7, 2024, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13748263.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward Looking-Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, those regarding our full year revenue expectations and our confidence in our ability to meet or exceed our adjusted EBITDA target for 2024; the timeline for regulatory approval for AMDS and other products; that our revenues for the full year 2024 will be in the range of $389 and $396 million, representing revenue growth of between 10% to 12% compared to 2023 on a constant currency basis; expect, at current exchange rates, negligible currency impact on the 2024 full year revenues; and expect non-GAAP adjusted EBITDA to increase between 28% and 34% for the full year 2024 compared to 2023, resulting in non-GAAP adjusted EBITDA in the range of $69 to $72 million in 2024. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions, the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2023, and our Form 10-Q for the quarter ended September 30, 2024. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Products	$71,244	$63,747	$215,568	$192,041
Preservation services	24,535	24,107	75,661	68,293
Total revenues	95,779	87,854	291,229	260,334

Cost of products and preservation services:
Products	24,412	21,574	72,707	62,084
Preservation services	10,358	10,010	31,243	30,169
Total cost of products and preservation services	34,770	31,584	103,950	92,253

Gross margin	61,009	56,270	187,279	168,081

Operating expenses:
General, administrative, and marketing	50,017	51,093	130,026	158,699
Research and development	6,605	6,421	21,048	21,062
Total operating expenses	56,622	57,514	151,074	179,761
Gain from sale of non-financial assets	—	—	—	(14,250)
Operating income (loss)	4,387	(1,244)	36,205	2,570

Interest expense	8,405	6,603	24,535	19,055
Interest income	(366)	(339)	(1,093)	(679)
Loss on extinguishment of debt	—	—	3,669	—
Other (income) expense, net	(2,386)	1,911	6	5,189

(Loss) income before income taxes	(1,266)	(9,419)	9,088	(20,995)
Income tax expense	1,022	382	5,964	5,720

Net (loss) income	$(2,288)	$(9,801)	$3,124	$(26,715)

(Loss) income per share:
Basic	$(0.05)	$(0.24)	$0.07	$(0.65)
Diluted	$(0.05)	$(0.24)	$0.07	$(0.65)

Weighted-average common shares outstanding:
Basic	41,844	40,881	41,607	40,691
Diluted	41,844	40,881	42,621	40,691

Net (loss) income	$(2,288)	$(9,801)	$3,124	$(26,715)
Other comprehensive income (loss):
Foreign currency translation adjustments	8,393	(7,070)	2,529	$(1,423)
Unrealized (loss) gain from foreign currency intra-entity loans, net of tax	(2,060)	2,060	(47)	1,855
Comprehensive income (loss)	$4,045	$(14,811)	$5,606	$(26,283)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,173	$58,940
Trade receivables, net	75,686	71,796
Other receivables	2,288	2,342
Inventories, net	84,123	81,976
Deferred preservation costs, net	50,421	49,804
Prepaid expenses and other	19,267	15,810
Total current assets	287,958	280,668

Goodwill	248,745	247,337
Acquired technology, net	135,052	142,593
Operating lease right-of-use assets, net	41,206	43,822
Property and equipment, net	38,262	38,358
Other intangibles, net	29,527	29,638
Deferred income taxes	1,458	1,087
Other long-term assets	20,936	8,894
Total assets	$803,144	$792,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,146	$13,318
Current portion of long-term debt	99,698	1,451
Accrued expenses	15,888	12,732
Accrued compensation	15,236	18,715
Current maturities of operating leases	4,513	3,395
Taxes payable	3,521	3,840
Accrued procurement fees	1,456	1,439
Other current liabilities	1,380	2,972
Total current liabilities	152,838	57,862

Long-term debt	214,270	305,531
Contingent consideration	51,720	63,890
Non-current maturities of operating leases	41,440	43,977
Deferred income taxes	18,538	21,851
Deferred compensation liability	7,930	6,760
Non-current finance lease obligation	3,194	3,405
Other long-term liabilities	8,475	7,341
Total liabilities	$498,405	$510,617

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock (75,000 shares authorized, 43,392 and 42,569 shares issued in 2024 and 2023, respectively)	434	426
Additional paid-in capital	373,264	355,919
Retained deficit	(44,783)	(47,907)
Accumulated other comprehensive loss	(9,528)	(12,010)
Treasury stock, at cost, 1,487 shares as of September 30, 2024 and December 31, 2023	(14,648)	(14,648)
Total stockholders’ equity	304,739	281,780

Total liabilities and stockholders’ equity	$803,144	$792,397

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Net cash flows from operating activities:
Net income (loss)	$3,124	$(26,715)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	17,910	17,260
Change in fair value of contingent consideration	(12,170)	21,900
Non-cash compensation	11,499	10,466
Non-cash lease expense	5,860	5,467
Deferred income taxes	(4,187)	(7,250)
Non-cash debt extinguishment expense	3,669	—
Write-down of inventories and deferred preservation costs	2,911	3,726
Fair value adjustment of Endospan agreements	(195)	5,000
Gain from sale of non-financial assets	—	(14,250)
Other	1,818	2,325
Changes in operating assets and liabilities:
Accounts payable, accrued expenses, and other liabilities	(5,237)	412
Inventories and deferred preservation costs	(4,791)	(10,592)
Prepaid expenses and other assets	(4,758)	(527)
Receivables	(3,356)	765
Net cash flows provided by operating activities	12,097	7,987

Net cash flows from investing activities:
Capital expenditures	(9,763)	(7,083)
Payments for Endospan agreements	(7,000)	(5,000)
Proceeds from sale of non-financial assets, net	—	14,250
Net cash flows (used in) provided by investing activities	(16,763)	2,167

Net cash flows from financing activities:
Proceeds from issuance of debt	190,000	—
Proceeds from revolving credit facility	30,000	—
Proceeds from exercise of stock options and issuance of common stock	5,285	3,467
Proceeds from financing insurance premiums	—	3,558
Repayment of debt	(211,765)	(2,063)
Payment of debt issuance costs	(10,044)	—
Principal payments on short-term notes payable	(1,027)	(1,522)
Other	(420)	(945)
Net cash flows provided by financing activities	2,029	2,495

Effect of exchange rate changes on cash and cash equivalents	(130)	1,481
(Decrease) increase in cash and cash equivalents	(2,767)	14,130

Cash and cash equivalents beginning of period	58,940	39,351
Cash and cash equivalents end of period	$56,173	$53,481

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Products:
Aortic stent grafts	$28,643	$25,523	$92,936	$80,032
On-X	21,478	18,744	61,804	54,346
Surgical sealants	18,437	16,234	53,963	49,503
Other	2,686	3,246	6,865	8,160
Total products	71,244	63,747	215,568	192,041

Preservation services	24,535	24,107	75,661	68,293
Total revenues	$95,779	$87,854	$291,229	$260,334

North America	49,089	48,028	148,679	137,541
Europe, the Middle East, and Africa	30,423	26,536	98,156	84,608
Asia Pacific	10,366	8,402	27,628	24,655
Latin America	5,901	4,888	16,766	13,530
Total revenues	$95,779	$87,854	$291,229	$260,334

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
In Thousands
(Unaudited)

	Revenues for the Three Months Ended September 30,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$28,643	$25,523	$(208)	$25,315	13%
On-X	21,478	18,744	(103)	18,641	15%
Surgical sealants	18,437	16,234	(128)	16,106	14%
Other	2,686	3,246	1	3,247	-17%
Total products	71,244	63,747	(438)	63,309	13%

Preservation services	24,535	24,107	(22)	24,085	2%
Total	$95,779	$87,854	$(460)	$87,394	10%

North America	49,089	48,028	(50)	47,978	2%
Europe, the Middle East, and Africa	30,423	26,536	12	26,548	15%
Asia Pacific	10,366	8,402	1	8,403	23%
Latin America	5,901	4,888	(423)	4,465	32%
Total	$95,779	$87,854	$(460)	$87,394	10%

	Revenues for the Nine Months Ended September 30,				Percent Change From Prior Year
	2024	2023
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$92,936	$80,032	688	$80,720	15%
On-X	61,804	54,346	(2)	54,344	14%
Surgical sealants	53,963	49,503	(10)	49,493	9%
Other	6,865	8,160	4	8,164	-16%
Total products	215,568	192,041	680	192,721	12%

Preservation services	75,661	68,293	(26)	68,267	11%
Total	$291,229	$260,334	$654	$260,988	12%

North America	148,679	137,541	(57)	137,484	8%
Europe, the Middle East, and Africa	98,156	84,608	994	85,602	15%
Asia Pacific	27,628	24,655	—	24,655	12%
Latin America	16,766	13,530	(283)	13,247	27%
Total	$291,229	$260,334	$654	$260,988	12%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of G&A expense, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$50,017	$51,093	$130,026	$158,699
Business development, integration, and severance expense (income)	3,431	6,363	(11,923)	22,461
Corporate rebranding expense	—	65	—	283
Adjusted G&A, non-GAAP	$46,586	$44,665	$141,949	$135,955

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of net loss, GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(2,288)	$(9,801)	$3,124	$(26,715)
Adjustments:
Interest expense	8,405	6,603	24,535	19,055
Depreciation and amortization expense	6,110	5,759	17,910	17,260
Business development, integration, and severance expense (income)	3,431	6,122	(11,923)	26,844
Stock-based compensation expense	3,769	3,187	11,499	10,466
Income tax expense	1,022	382	5,964	5,720
Loss on extinguishment of debt	—	—	3,669	—
Interest income	(366)	(339)	(1,093)	(679)
(Gain) loss on foreign currency revaluation	(2,382)	1,882	(29)	112
Abandonment of CardioGenesis Cardiac laser therapy business	—	—	—	390
Corporate rebranding expense	—	65	—	283
Gain from sale of non-financial assets	—	—	—	(14,250)
Adjusted EBITDA, non-GAAP	$17,701	$13,860	$53,656	$38,486

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by operating activities	$11,455	$7,232	$12,097	$7,987
Capital expenditures	(3,639)	(2,068)	(9,763)	(7,083)
Free cash flows, non-GAAP	$7,816	$5,164	$2,334	$904

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP:
(Loss) income before income taxes	$(1,266)	$(9,419)	$9,088	$(20,995)
Income tax expense	1,022	382	5,964	5,720
Net (loss) income	$(2,288)	$(9,801)	$3,124	$(26,715)

Diluted (loss) income per common share	$(0.05)	$(0.24)	$0.07	$(0.65)

Diluted weighted-average common shares outstanding	41,844	40,881	42,621	40,691

Reconciliation of (loss) income before income taxes, GAAP to adjusted income, non-GAAP:
(Loss) income before income taxes, GAAP:	$(1,266)	$(9,419)	$9,088	$(20,995)
Adjustments:
Business development, integration, and severance expense (income)	3,431	6,122	(11,923)	26,844
Amortization expense	3,990	3,766	11,650	11,453
Loss on extinguishment of debt	—	—	3,669	—
Non-cash interest expense	546	465	1,610	1,391
Abandonment of CardioGenesis Cardiac laser therapy business	—	—	—	390
Corporate rebranding expense	—	65	—	283
Gain from sale of non-financial assets	—	—	—	(14,250)
Adjusted income before income taxes, non-GAAP	6,701	999	14,094	5,116

Income tax expense calculated at a tax rate of 25%	1,675	250	3,523	1,279
Adjusted net income, non-GAAP	$5,026	$749	$10,571	$3,837

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.05)	$(0.24)	$0.07	$(0.65)
Adjustments:
Business development, integration, and severance expense (income)	0.08	0.15	(0.28)	0.65
Amortization expense	0.09	0.09	0.27	0.28
Loss on extinguishment of debt	—	—	0.09	—
Non-cash interest expense	0.02	0.01	0.04	0.03
Abandonment of CardioGenesis Cardiac laser therapy business	—	—	—	0.01
Corporate rebranding expense	—	—	—	0.01
Gain from sale of non-financial assets	—	—	—	(0.34)
Tax effect of non-GAAP adjustments	(0.05)	(0.06)	(0.03)	(0.17)
Effect of 25% tax rate	0.03	0.07	0.09	0.27
Adjusted diluted income per common share, non-GAAP	$0.12	$0.02	$0.25	$0.09

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	41,844	40,881	42,621	40,691
Adjustments:
Effect of dilutive stock options and awards	1,160	662	—	512
Diluted weighted-average common shares outstanding, non-GAAP	43,004	41,543	42,621	41,203